EXHIBIT 23.2

June 17, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Highland Business Services Inc. 2011 Non-Qualified Employee Stock Compensation Plan, of our report dated September 10, 2010, with respect to our audit of the financial statements of Highland Business Services, Inc. included in its Annual Report on Form 10-K for the year ended May 28, 2010, filed with the Securities and Exchange Commission.

/S/ Nick Herb
Nick Herb Accounting Services, P. C.
Prescott Valley, Arizona
June 17, 2011